Exhibit 99.1

VIZIO HOLDING CORP.
Reports Q2 2021 Financial Results
Platform+ net revenue increased 146% year-over-year to $66 million
SmartCast Active accounts increased 43% year-over-year to 14 million
Average Revenue Per User increased 90% year-over-year to $16.76

Irvine, CA., August 4, 2021—VIZIO Holding Corp. (NYSE: VZIO) today announced the following results for the second quarter ended June 30, 2021, as compared to the corresponding period of last year:

•Net revenue of $401.2 million, up 2%
•Gross profit of $79.5 million, up 37%
•Net loss of $14.0 million, versus net income $17.3 million
•Adjusted EBITDA of $26.5 million, up 7%
•SmartCast Active Accounts of 14.0 million, up 43%
•SmartCast Hours of 3.5 billion, up 22%
•Average Revenue Per User (ARPU) of $16.76, up 90%
“VIZIO delivered excellent second quarter results driven by strong advertising growth, a direct benefit of our expanding dual revenue model,” said William Wang, CEO of VIZIO. “Our increased revenue, gross profit and adjusted EBITDA in the second quarter is a testament to our talented team, who rose to the challenges that we and many other industries continue to face as a result of the global pandemic. We continue to invest heavily in our talent, adding nearly 200 jobs throughout the company in the first half of 2021 as we ramp up our numerous CTV initiatives. With our Platform+ business continuing its rapid growth trajectory, supported by our ongoing investments in our software and hardware integration, we are excited about the path we are on during a transformative time in the media and entertainment industry.”

Business highlights include:

•Launched our 2022 collection, which includes our 4K Ultra HD TVs and the industry's best color range 1
•Expanded award-winning 2022 collection of immersive soundbars featuring DolbyAtmos and DTS:X
•Powerful new Bluetooth VIZIO Voice remote enabling faster search & discovery
•Doubled our direct advertiser customer base versus last year, and tripled our average revenue per advertiser
•First IAB NewFronts presentation led to strong upfront commitments from advertisers
•Expanded WatchFree with 32 FAST channels including Hallmark Movies, Real Crime, and Forensic Files
•Leveraged first-party viewership data to launch curated FAST channels Fork & Flight and VIZIO Investigation
•Surpassed 11 million TVs capable of dynamic ad insertion

1 Based on the industry standard Rec. 2020 (uv) color space, per third-party/Rtings.com as of August 2, 2021

Selected Quarterly Financial Results
(Unaudited, in millions, except percentages and ARPU)

	Three Months Ended June 30,		Change
	2021	2020	%
Financial Highlights:(1)
Net revenue:
Device	$335.6	$366.9	(9)%
Platform+	65.5	26.6	146%
Total net revenue	401.2	393.5	2%
Gross profit:
Device	32.1	40.2	(20)%
Platform+	47.5	17.8	167%
Total gross profit	79.5	58.0	37%
Operating expenses	88.4	35.2	151%
Net (loss) income	$(14.0)	$17.3	(181)%
Adjusted EBITDA(2)	$26.5	$24.7	7%

Operational Metrics:
Smart TV Shipments	1.1	1.6	(31)%
SmartCast Active Accounts (as of)	14.0	9.8	43%
Total VIZIO Hours	7,151	5,870	22%
SmartCast Hours	3,505	2,874	22%
SmartCast ARPU	$16.76	$8.82	90%
_________________________
(1) subtotals may not add due to rounding
(2) a reconciliation of Net Income to Adjusted EBITDA is provided below

Financial Outlook
(In millions)

Third Quarter 2021
Platform+ Net Revenue	$76 - $82
Platform+ Gross Profit	$55 - $60
Adjusted EBITDA	$20 - $25

Virtual Investor Event – Wednesday, August 4, 2021
VIZIO management will hold a live question and answer webcast at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss VIZIO's quarterly results and outlook. To listen to the webcast please visit this link. Following the live audio webcast, a playback will be available on VIZIO's Investor Relations website (investors.vizio.com) through October 1, 2021 at 11:59 p.m (ET).

About VIZIO
Founded and headquartered in Orange County, California, VIZIO’s mission is to deliver immersive entertainment and compelling lifestyle enhancements that make our products the center of the connected home. VIZIO is driving the future of televisions through its integrated platform of cutting-edge Smart TVs and powerful SmartCast operating system. VIZIO also offers a portfolio of innovative sound bars that deliver consumers an elevated audio experience. VIZIO’s platform gives content providers more ways to distribute their content and advertisers more tools to target and dynamically serve ads to a growing audience that is increasingly transitioning away from linear TV.
Supplemental Financial and Other Information
Supplemental financial and other information can be accessed through VIZIO’s Investor Relations website at investors.vizio.com. VIZIO announces material information to the public about VIZIO, its products and services, and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, its Investor Relations website (investors.vizio.com), its blog (accessible via vizio.com/en/newsroom) and its Twitter account (@VIZIO) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
Key Operational and Financial Metrics
We review certain key operational and financial metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.
Smart TV Shipments. We define Smart TV Shipments as the number of Smart TV units shipped to retailers or direct to consumers in a given period. Smart TV Shipments currently drive the majority of our revenue and provide the foundation for increased adoption of our SmartCast operating system and the growth of our Platform+ revenue. The growth rate between Smart TV units shipped and Device net revenue is not directly correlated because VIZIO’s Device net revenue can be impacted by other variables, such as the series and sizes of Smart TVs sold during the period, the introduction of new products as well as the number of sound bars shipped.
SmartCast Active Accounts. We define SmartCast Active Accounts as the number of VIZIO Smart TVs where a user has activated the SmartCast operating system through an internet connection at least once in the past 30 days. We believe that the number of SmartCast Active Accounts is an important metric to measure the size of our engaged user base, the attractiveness and usability of our operating system, and subsequent monetization opportunities to increase our Platform+ net revenue.
Total VIZIO Hours. We define Total VIZIO Hours as the aggregate amount of time users spend utilizing our Smart TVs in any capacity. We believe this usage metric is critical to understanding our total potential monetization opportunities.
SmartCast Hours. We define SmartCast Hours as the aggregate amount of time viewers engage with our SmartCast platform to stream content or access other applications. This metric reflects the size of the audience engaged with our operating system as well as indicates the growth and awareness of our platform. It is also a measure of the success of our offerings in addressing increased user demand for OTT streaming. Greater user engagement translates into increased revenue opportunities as we earn a significant portion of our Platform+ net revenue through advertising, which is influenced by the amount of time users spend on our platform.

SmartCast ARPU. We define SmartCast ARPU as total Platform+ net revenue, less revenue attributable to legacy VIZIO V.I.A. Plus units, during the preceding four quarters divided by the average of (i) the number of SmartCast Active Accounts at the end of the current period; and (ii) the number of SmartCast Active Accounts at the end of the corresponding prior year period. SmartCast ARPU indicates the level at which we are monetizing our SmartCast Active Account user base. Growth in SmartCast ARPU is driven significantly by our ability to add users to our platform and our ability to monetize those users.
Device gross profit. We define Device gross profit as Device net revenue less Device cost of goods sold in a given period. Device gross profit is directly influenced by consumer demand, device offerings, and our ability to maintain a cost-efficient supply chain.
Platform+ gross profit. We define Platform+ gross profit as Platform+ net revenue less Platform+ cost of goods sold in a given period. As we continue to grow and scale our business, we expect Platform+ gross profit to increase over the long term.

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, VIZIO considers certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA. We define Adjusted EBITDA as total net income before interest income, other (expense) income, net, provision for income taxes, depreciation and amortization and share-based compensation. We consider Adjusted EBITDA to be an important metric to assess our operating performance and help us to manage our working capital needs. Utilizing Adjusted EBITDA, we can identify and evaluate trends in our business as well as provide investors with consistency and comparability to facilitate period-to-period comparisons of our business. We believe that providing users with non-GAAP measures such as Adjusted EBITDA may assist investors in seeing VIZIO’s operating results through the eyes of management and in comparing VIZIO’s operating results over multiple periods with other companies in our industry.
We use Adjusted EBITDA in conjunction with net income as part of our overall assessment of our operating performance and the management of our working capital needs. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish Adjusted EBITDA or similar metrics. Furthermore, Adjusted EBITDA has certain limitations in that it does not include the impact of certain expenses that are reflected in our consolidated statement of operations that are necessary to run our business. Thus, Adjusted EBITDA should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP, including net income.
We compensate for these limitations by providing a reconciliation of Adjusted EBITDA to net income. We encourage investors and others not to rely on any single financial measure and to view Adjusted EBITDA in conjunction with net income.

Forward-looking information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or VIZIO’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, priorities, plans, or intentions.

Forward-looking statements in this press release include, but are not limited to, statements regarding VIZIO’s future financial and operating performance, including our outlook and guidance, our expectations regarding the impact of the COVID-19 pandemic, and our ability to keep pace with technological advances in our industry and successfully compete in highly competitive markets. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include the possibility that: we are not able to keep pace with technological advances in our industry and successfully compete in highly competitive markets; we do not have the ability to continue to increase the sales of our Smart TVs; we cannot attract and maintain SmartCast Active Accounts; we cannot increase SmartCast Hours; we are not able to attract and maintain popular content on our platform; we are not able to maintain relationships with advertisers; and we cannot adapt to market conditions and technological developments, including with respect to our platform's compatibility with applications developed by content providers.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 24, 2021, and in our Quarterly Report on Form 10-Q filed on May 12, 2021 and our Quarterly Report on Form 10-Q that will be filed following this earnings release. The forward-looking statements in this press release are based on information available to VIZIO as of the date hereof, and VIZIO disclaims any obligation to update any forward-looking statements, except as required by law.

Contact Information

Investors and Analysts:
Michael Marks
IR@vizio.com

Media:
Jodie McAfee
PR@vizio.com

Source: VIZIO Holding Corp.

VIZIO HOLDING CORP.
Condensed Consolidated Statement of Operations
(Unaudited, in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenue:
Device	$335,644	$366,886	$789,104	$675,741
Platform+	65,513	26,577	117,709	50,263
Total net revenue	401,157	393,463	906,813	726,004
Cost of goods sold:
Device	303,582	326,708	708,821	603,065
Platform+	18,035	8,781	31,788	17,237
Total cost of goods sold	321,617	335,489	740,609	620,302
Gross profit:
Device	32,062	40,178	80,283	72,676
Platform+	47,478	17,796	85,921	33,026
Total gross profit	79,540	57,974	166,204	105,702
Operating expenses:
Selling, general and administrative	77,739	29,799	145,589	59,915
Marketing	9,986	4,827	14,390	11,075
Depreciation and amortization	654	584	1,267	1,245
Total operating expenses	88,379	35,210	161,246	72,235
Income (loss) from operations	(8,839)	22,764	4,958	33,467
Interest income	57	79	138	426
Other income (expense), net	35	45	(154)	391
Total non-operating income (expense)	92	124	(16)	817
Income (loss) before income taxes	(8,747)	22,888	4,942	34,284
Provision for income taxes	5,256	5,567	15,600	7,676
Net (loss) income	$(14,003)	$17,321	$(10,658)	$26,608

Net (loss) income attributable to Class A and Class B stockholders:
Basic	$(0.08)	$0.09	$(0.07)	$0.14
Diluted	$(0.08)	$0.09	$(0.07)	$0.14
Weighted-average Class A and Class B common shares outstanding:
Basic	184,273	144,416	165,108	144,342
Diluted	184,273	147,019	165,108	146,981

VIZIO HOLDING CORP.

Condensed Consolidated Balance Sheets
(Unaudited, in thousands except share amounts)

	As of
	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$365,380	$207,728
Accounts receivable, net	193,880	405,609
Other receivables due from related parties	806	978
Inventories	17,244	10,545
Income tax receivable	15,110	1,315
Other current assets	78,392	55,460
Total current assets	670,812	681,635
Property, equipment and software, net	9,737	7,929
Goodwill, net	44,788	44,788
Intangible assets, net	74	131
Deferred income taxes	25,424	26,652
Other assets	12,985	13,847
Total assets	$763,820	$774,982
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable due to related parties	$131,805	$209,362
Accounts payable	116,067	166,805
Accrued expenses	134,130	154,959
Accrued royalties	66,017	81,143
Other current liabilities	5,153	5,272
Total current liabilities	453,172	617,541
Other long-term liabilities	7,461	8,210
Total liabilities	460,633	625,751
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000 and 0 shares authorized and no shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Series A convertible preferred stock, $0.0001 par value; 0 and 250 shares authorized and 0 and 135 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	2,565
Common stock, $0.0001 par value; 1,000,000 and 675,000 Class A shares authorized, 87,660 and 150,831 Class A shares issued, and 86,624 and 150,831 Class A shares outstanding as of June 30, 2021 and December 31, 2020, respectively; 200,000 and 0 Class B shares authorized and 98,291 and 0 Class B shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; 150,000 and 0 Class C shares authorized and 0 Class C shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	18	15
Additional paid-in capital	267,107	98,885
Accumulated other comprehensive (loss) income	(144)	873
Retained earnings	36,206	46,893
Total stockholders’ equity	303,187	149,231
Total liabilities and stockholders' equity	$763,820	$774,982

VIZIO HOLDING CORP.
Condensed Consolidated Statement of Cash Flows
(Unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(10,658)	$26,608
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,267	1,245
Deferred income taxes	1,228	—
Share-based compensation expense	60,660	2,679
Allowance for doubtful accounts	685	83
Changes in operating assets and liabilities:
Accounts receivable	211,044	127,760
Other receivables due from related parties	172	3,924
Inventories	(6,700)	1,278
Income taxes receivable	(13,795)	778
Other current assets	(23,174)	(4,855)
Other assets	1,110	(3,233)
Accounts payable due to related parties	(77,556)	(62,622)
Accounts payable	(50,754)	(78,387)
Accrued expenses	(26,541)	(33,117)
Accrued royalties	(15,126)	(523)
Income taxes payable	—	6,788
Other current liabilities	(120)	828
Other long-term liabilities	(749)	2,434
Net cash provided by (used in) operating activities	50,993	(8,332)
Cash flows from investing activities:
Purchase of property and equipment	(2,770)	(529)
Investment in third party	(249)	—
Net cash used in investing activities	(3,019)	(529)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,299	163
Payment of dividends on Series A convertible preferred stock	(594)	—
Proceeds from IPO, net of $10,700 in direct offering costs	148,044	—
Payments of other offering costs	(2,627)	—
Withholding taxes paid on behalf of employees on net settled stock-based awards	(35,442)	—
Net cash provided by financing activities	110,680	163
Effects of exchange rate changes on cash and cash equivalents	(1,002)	412
Net increase (decrease) in cash and cash equivalents	157,652	(8,286)
Cash and cash equivalents at beginning of period	207,728	176,579
Cash and cash equivalents at end of period	$365,380	$168,293
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$26,677	$63
Cash paid for interest	$108	$92
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$4,289
Cash paid for amounts included in the measurement of operating lease liabilities	$1,444	$1,171
Withholding taxes not yet paid for net settled stock awards	$5,131	$—
IPO costs not yet paid	$398	$—

VIZIO HOLDING CORP.
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,
	2021	2020
Net (loss) income	$(14,003)	$17,321
Adjusted to exclude the following:
Interest income	(57)	(79)
Other expense (income), net	(35)	(45)
Provision for income taxes	5,256	5,567
Depreciation and amortization	654	584
Share-based compensation	34,641	1,340
Adjusted EBITDA	$26,456	$24,688